Exhibit 10.1

                             NINTH AMENDMENT TO THE
                         CLUBCORP STOCK INVESTMENT PLAN

     Amendment made effective July 21, 1998, by ClubCorp International, Inc., formerly Club Corporation International (the "Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company maintains the ClubCorp Stock Investment Plan (the "Plan"); and

     WHEREAS, the Company amended and restated the Plan effective January 1, 1995 and subsequently amended the Plan to make certain technical qualification changes in response to a request from the Internal Revenue Service; and

     WHEREAS, the Company subsequently amended the Plan on several occasions to make other changes desired by the Company; and

     WHEREAS, effective July 21, 1998, the Company changed its name from Club Corporation International to ClubCorp International, Inc.; and

     WHEREAS, the Company now desires to amend the Plan to change the name of the Company, as defined therein, from Club Corporation International to ClubCorp International, Inc., effective as of the date the Company changed its name; and

     WHEREAS, the Plan may be amended by the Company pursuant to the provisions of Article XV of the Plan, and the Company desires to amend the Plan.

     NOW, THEREFORE, the Plan is amended as follows, effective as set forth above:

1. Existing Section 2.09 is deleted in its entirety, and the following is substituted in its place:

"2.09 "Company" means ClubCorp International, Inc. or its successor."


                         CLUBCORP INTERNATIONAL, INC.


Date:  September 21, 1998               By:  /s/Kim S. Besse
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